Exhibit 10.33.1

SECOND AMENDMENT

This Second Amendment to Lease is made and entered into as of this 24th day of October 2003 by and between Desert Vista, LLC an Arizona limited liability company (“Landlord”) and Mountain Telecommunications, Inc. the (“Tenant”) having a place of business at 7850 South Hardy Drive, Suite 107 and 110, Tempe, Arizona 85281.

RECITALS

A.      Landlord and Tenant have hereto entered into that certain Lease Agreement dated September 24, 1999 and as amended by that certain First Amendment to Lease dated September 2, 2003 herein collectively called (the “Lease”) for the rental of certain premises described as Desert Vista Commerce Center, 7850 South Hardy, Suite 107 and 110, Tempe, Arizona 85281 (the “Premises”) consisting of approximately 9,527 square feet and as more particularly described in the Lease upon the terms, covenants, provisions and conditions set forth in the said Lease, and

B.        Landlord and Tenant desire to modify the terms of the Lease subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, FOR VALUE RECEIVED AND HEREBY ACKNOWLEDGED, in consideration of the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:

1.         This Second Amendment to Lease shall be deemed to be effective as of January 1, 2004 (the “Effective Date”).

2.         The term of the Lease shall be and hereby is amended for a period of six (6) years and two (2) months such that the term of the Lease shall expire on February 28, 2010 (the “Term Expiration Date”). Any provision of the Lease providing for the expiration of the Lease on a date earlier than the Term Expiration Date are hereby amended and superseded by this paragraph.

3.         As of the Effective Date, the Monthly Rent that the Tenant shall pay for the remainder of the Term, (i.e., commencing with and after the Effective Date) is as follows:

1/1/04 — 12/31/04 - $8,383.76 ($. 88 NNNpsf) per month + applicable tax

1/1/05 — 12/31/05 - $8,669.57 ($. 91 NNNpsf) per month + applicable tax

1/1/06 — 12/31/06 - $8,955.38 ($. 94 NNNpsf) per month + applicable tax

1/1/07 — 12/31/07 - $9,241.19 ($. 97 NNNpsf) per month + applicable tax

1/1/08 — 12/31/08 - $9,527.00 ($1.00 NNNpsf) per month + applicable tax

1/1/09 — 02/28/10 - $9,812.81 ($1.02 NNNpsf) per month + applicable tax

4.         Landlord shall provide at his sole cost the improvements outlined on the attached proposal. Any additional tenant improvements shall be the responsibility of the Tenant.

5.         Parking is allocated on the basis of 4/1000.

EXCEPT as amended herein, the terms and conditions of the Lease shall in all respects remain in full force and effect without modifications.

IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment on the date previously written.

LANDLORD		TENANT

Desert Vista, LLC		Mountain Telecommunications, Inc.
An Arizona limited liability company By: Victoria Properties Management, LLC As Agent for Owner
By:	/s/ Kenneth R. Matheson	By:	/s/ Wilmont Wickramasuria
	Kenneth R. Matheson		Wilmont Wickramasuria

Its:	Member, Manager	Its:	President